Exhibit 10.1

Constar, Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

October 6, 2004

New Century Beverage Company

One Pepsi Way

Somers, NY 10589-2201

Attention: Mitchell Adamek

Dear Sirs:

The purpose of this letter is to confirm our agreement with respect to certain purchases of Constar Common Stock by Mr. Nader Tavakoli and entities whose holdings of Constar Common Stock are voted or controlled by him (including Eagle Rock Capital Management LLC and Mariel Capital Management LLC), and the effect of such purchases under Section 27.2(ii) of the Supply Agreement between Constar and New Century Beverage Company dated as of October 17, 2002. Effective September 1, 2004, and solely with respect to Mr. Tavakoli and entities whose holdings of Constar Common Stock are voted or controlled by him, a “Change of Control” under such Section 27.2(ii) shall require the direct or indirect ownership of more than 25% of Constar’s capital stock.

Please sign in the space provided below to indicate your agreement with the foregoing.

Sincerely,

/s/ MICHAEL J. HOFFMAN
Michael J. Hoffman President and Chief Executive Officer

Accepted and Agreed:

New Century Beverage Company

By:	/s/ MITCHELL J. ADAMEK
11/1/04

/s/ LEONARD D. ROSS
11/1/04